EXHIBIT 21.1

                                     SUBSIDIARIES OF
                                 GIANT INDUSTRIES, INC.
                                (a Delaware corporation)


                                     Jurisdiction of   Names Under Which
  Subsidiary                         Incorporation     Company Does Business
  ----------                         ---------------   ---------------------
  Giant Industries
    Arizona, Inc.                    Arizona           Giant Refining Company
                                                       Ciniza Pipe Line Company
                                                       Giant Transportation
                                                       Giant Service Stations
                                                       Giant Travel Center
                                                       TransWest Tank Lines
    - Giant Four Corners,
        Inc.*                        Arizona
        - Navajo Convenient Stores
            Co., LLC**               New Mexico
    - Giant Mid-Continent,
        Inc.*                        Arizona
    - Phoenix Fuel Co., Inc.*        Arizona           Phoenix Fuel Company
                                                       Mesa Fuel Company
                                                       Tucson Fuel Company
                                                       Firebird Fuel Company
                                                       PFC Lubricants Company
    - DeGuelle Oil Company*          Colorado
    - Ciniza Production
        Company*                     New Mexico
    - Giant Stop-N-Go of
        New Mexico, Inc.*            New Mexico
    - San Juan Refining
        Company*                     New Mexico
    - Giant Pipeline Company*        New Mexico
  _______________

   *A wholly-owned subsidiary of Giant Industries Arizona, Inc.
  **Giant Four Corners, Inc. has a 66 2/3% interest in this entity.